Exhibit 99.1

WABCO Reports Q2 2015 Results; Continues to Outperform Volatile and

Currently Decreased Global Commercial Vehicle Market; Updates Guidance for 2015

•	Q2 2015 sales of $661.1 million, up 6.4 percent in local currencies and down 10.1 percent in U.S. dollars from a year ago

•	Q2 2015 operating margin of 13.9 percent on a performance basis, up from 13.4 percent a year ago; operating margin of 12.2 percent on a U.S. GAAP basis versus 12.3 percent a year ago

•	Q2 2015 diluted EPS of $1.40 on a performance basis versus $1.42 a year ago; diluted EPS of $1.12 on a U.S. GAAP basis versus $1.23 a year ago

•	In Q2 2015, WABCO generated $78.5 million in net cash from operating activities and $56.1 million of free cash flow, resulting in a conversion rate of 79 percent year-to-date of performance net income attributable to the company. Free cash flow excludes payments for streamlining, separation and acquisition

•	Updates guidance for full year 2015 to reflect further adverse foreign exchange effects and market changes: sales growth to now range from 6 to 9 percent versus previous guidance from 5 to 10 percent in local currencies; full year 2015 diluted EPS on a performance basis to now range from $5.60 to $5.85 versus previous guidance from $5.60 to $6.00; and full year 2015 diluted EPS on a U.S. GAAP basis to now range from $4.89 to $5.14 versus previous guidance from $4.86 to $5.26

BRUSSELS, Belgium, July 24, 2015 – WABCO Holdings Inc. (NYSE: WBC), a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles, today reported Q2 2015 sales of $661.1 million, up 6.4 percent in local currencies from a year ago and down 10.1 percent in U.S. dollars, reflecting significant strengthening of the U.S. dollar year on year.

“In Q2 2015, we demonstrated yet again WABCO’s consistent ability to generate sales growth that strongly outperforms the global commercial vehicle market relative to truck and bus production, as we increased sales by 6.4 percent in local currencies, despite a significant decline of 10 percent in new truck and bus builds globally,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“As expected, in Q2 2015, North America expanded truck and bus production by 11 percent, and we significantly outperformed this market by increasing WABCO content per vehicle,” said Esculier. “As anticipated, new truck and bus builds accelerated in Western Europe where we also delivered strong outperformance. However, Western Europe’s further market growth was almost fully offset by further decline in truck and bus production in Russia and other countries in the Commonwealth of Independent States.”

“Also in Q2 2015, truck and bus production declined in both China and South America more than we had expected,” said Esculier. “Nonetheless, WABCO outperformed in both markets, particularly in China, the world’s largest market for commercial vehicles, where we achieved an outstanding outperformance of 25 percentage points by continuing to augment WABCO content per vehicle.”

WABCO reported Q2 2015 performance operating income of $91.6 million versus $98.2 million a year ago, and operating income was $80.6 million on a U.S. GAAP basis versus $90.4 million a year ago.

WABCO’s performance operating margin for Q2 2015 was 13.9 percent, up from 13.4 percent a year ago, and operating margin was 12.2 percent on a U.S. GAAP basis versus 12.3 percent a year ago.

For Q2 2015, WABCO reported performance net income attributable to the company of $81.7 million or $1.40 per diluted share versus $86.6 million or $1.42 per diluted share a year ago, and Q2 2015 U.S. GAAP net income attributable to the company of $65.8 million or $1.12 per diluted share versus $75.0 million or $1.23 per diluted share a year ago.

“In Q2 2015, we once again demonstrated the agility and adaptability of WABCO’s Operating System, our globally standardized management environment. It continued to enable fast, flexible responses to volatile market changes, while at the same time propelling robust productivity gains,” said Esculier.

“WABCO’s Operating System in Q2 2015 delivered $17.9 million of materials and conversion productivity. It generated gross materials productivity of 5.5 percent while also achieving conversion productivity of 6.5 percent or $7.2 million in our factories spanning 4 continents, a new quarterly record amount,” said Esculier.

During Q2 2015, WABCO generated $78.5 million in net cash from operating activities and $56.1 million of free cash flow, resulting in a conversion rate of 79 percent year-to-date of performance net income attributable to the company. Free cash flow excludes payments for streamlining, separation and acquisition.

Since June 2011, WABCO has repurchased 14,653,773 shares for $1,096.1 million in open market transactions as of June 30, 2015. WABCO is further authorized to repurchase up to $375.7 million of additional shares through December 31, 2016.

“In Q2 2015, we continued to demonstrate our ability to transform top-line growth into solid bottom-line results,” said Esculier. “WABCO achieved a healthy incremental operating margin of 15 percent, which delivered on target within our financial operating framework.” Incremental operating margin refers to the ratio of year-on-year increase in performance operating income in Q2 2015 and WABCO’s growth in sales.

Recent Highlights

In Q2 2015, WABCO entered into a development agreement with a major original equipment manufacturer headquartered in Europe to adopt OptiDrive™ transmission automation systems for the customer’s medium-duty truck driveline. Innovatively engineered in flexible modules, WABCO’s industry award-winning OptiDrive technology shortens time-to-market up to 40 percent and reduces development cost by approximately 80 percent, compared with conventional automated manual transmission (AMT) systems. OptiDrive modular AMT technology also boosts fuel economy up to 5 percent through optimized gear shifting. In addition, its ease-of-use accelerates driver training and improves driver effectiveness and comfort. Series production is expected to begin late in 2016. This development agreement is in addition to WABCO’s existing supply of other AMT products for commercial vehicles.

Also in Q2 2015, WABCO entered into several long-term supply agreements with a new customer based in China, an established major truck maker that is expanding into the heavy-duty truck segment. WABCO’s new incremental business involves air-disc braking systems as well as conventional brake valves, other brake components and clutch servo technology. WABCO will support two new and separate platforms for the customer’s different brands of medium- and heavy-duty trucks. Series production is planned to begin by mid-2017 for the Chinese market and expected export to Southeast Asia. WABCO China further differentiated its offering for this customer through highly cost-effective wheel-end solutions specially designed to satisfy local market requirements.

WABCO’s North American joint venture Meritor WABCO extended a long-term supply agreement in Q2 2015 with a leading trailer manufacturer headquartered in the United States. An existing customer for well over a decade, this major trailer maker has designated WABCO’s technology as their preferred standard stability control system on their insulated and refrigerated trailer lines for North America, as of July 2015. Meritor WABCO’s new incremental business involves Roll Stability System (RSS) version 1M, which combines the benefits of anti-lock brake performance and trailer stability control in a single unit. RSS version 1M is further differentiated through advanced features and technology to continuously monitor a trailer’s risk of rollover. In addition, Meritor WABCO currently supplies this customer with an entire portfolio of trailer safety and efficiency products.

All local commercial vehicle manufacturers in India rely on WABCO’s test track located in Chennai to homologate their anti-lock braking systems (ABS) for compliance with the national government’s new ABS regulation. India’s ABS mandate comes into effect on October 1, 2015 for trucks weighing more than 12 tons and buses above 5 tons. WABCO’s technology leadership and strong market position in India for ABS are further differentiated through its company-owned proving ground, which fully supports truck and bus makers to meet customer and regulatory requirements respectively. It provides optimal conditions to successfully certify all variants of commercial vehicles equipped with WABCO ABS on all road surfaces.

In Q2 2015, WABCO’s North American joint venture Meritor WABCO endorsed the U.S. National Highway Traffic Safety Administration’s (NHTSA) final rule issued on June 3 requiring electronic stability control (ESC) systems on truck tractors and large buses. According to the Federal Motor Carrier Safety Administration, rollovers are the fourth most frequent cause of fatal accidents involving large trucks. NHTSA is projecting that its new ruling will prevent as many as 1,759 crashes, 649 injuries and 49 fatalities each year, providing the trucking industry with annual net economic benefits of more than $300 million on a $45 million investment by fleet owners to comply with the ruling. In 2003, Meritor WABCO was first-to-market in the U.S. with its SmartTrac™ stability control system. Today, 262,000 vehicles in more than 220 fleets are equipped with SmartTrac technology. Commercial vehicle fleets equipped with SmartTrac report a reduction of up to 60 percent for rollover and loss-of-control accidents.

WABCO’s North American joint venture Meritor WABCO announced its support in Q2 2015 for two new recommendations by the U.S. National Transportation Safety Board (NTSB). The NTSB has recommended requiring vehicle manufacturers to install forward collision avoidance systems as standard equipment on all new vehicles. The NTSB has also recommended installing autonomous emergency braking systems following published performance standards for such equipment by the National Highway Traffic Safety Administration (NHTSA). Meritor WABCO currently supplies OnGuard™, the leading collision mitigation system for commercial vehicles in North America. With more than 80,000 units installed, 27 billion road miles of service and a reorder rate of virtually 100 percent, fleets increasingly welcome this system’s improvements in road safety and operating efficiency. Recently, WABCO introduced its enhanced version of OnGuard – branded OnGuardACTIVE™ – for trucks and buses in North America. OnGuardACTIVE, WABCO’s most advanced collision mitigation system, features superior radar, operates effectively in all seasons and delivers better performance in poor visibility driving conditions.

Recently, WABCO’s North American joint venture Meritor WABCO received an award for excellence in quality from Hino Motors Manufacturing U.S.A. It represents top recognition for superlative quality performance of zero defects per one-million-parts produced and for maintaining 100 percent on-time delivery throughout 2014. It also marks the fifth time in the past seven years that this major customer has honored Meritor WABCO with this prestigious award. Meritor WABCO supplies Hino with pneumatic and hydraulic anti-lock braking systems (ABS) for commercial vehicles built in Williamston, West Virginia, U.S.A., and in Woodstock, Ontario, Canada.

WABCO Updates Full Year 2015 Guidance

“Based on our current estimates of future market conditions – mainly recognizing further adverse foreign exchange effects year on year as well as continued weakening of new truck and bus production in China, South America and Russia – we believe it is timely to tighten WABCO’s previously disclosed guidance for full year 2015,” said Esculier.

WABCO expects full year 2015 sales growth to now range from 6 to 9 percent versus previous guidance from 5 to 10 percent in local currencies.

WABCO expects its performance operating margin to now range from 14.0 to 14.5 percent versus previous guidance from 14.2 to 15.1 percent and operating margin on a U.S. GAAP basis to now range from 12.9 to 13.4 percent versus previous guidance from 13.0 to 13.9 percent.

WABCO expects its diluted EPS on a performance basis to now range from $5.60 to $5.85 versus previous guidance from $5.60 to $6.00 and diluted EPS on a U.S. GAAP basis to now range from $4.89 to $5.14 versus previous guidance from $4.86 to $5.26.

In addition, WABCO reiterates that it expects in 2015 to convert between 80 and 90 percent of its performance net income attributable to the company into free cash flow, excluding payments associated with items for streamlining.

“This updated guidance still reflects WABCO’s continuous and robust global outperformance of markets, while also generating solid incremental operating margin consistent with our financial operating framework and at the same time delivering healthy free cash-flow conversion,” said Esculier.

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at http://wabco.client.shareholder.com/ where the press release and financial information will be available under “WABCO Q2 2015 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 24 until midnight July 30, 2015. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 72222732.

About WABCO

WABCO (NYSE: WBC) is a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough products and systems for braking, stability, suspension, transmission automation, and aerodynamics. Today, all of the world’s leading truck, bus and trailer manufacturers have WABCO technologies onboard. In addition, WABCO provides the industry with advanced fleet management solutions and aftermarket services. WABCO reported sales of $2.9 billion in 2014. The company is headquartered in Brussels, Belgium, and has 11,000 employees worldwide. For more information, visit www.wabco-auto.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2015 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, operating margin, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that may mask the underlying operating results of the company, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software; payments for streamlining, separation and acquisition related payments. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended June 30, 2015 Data Supplement Sheet

•	Six Months Ended June 30, 2015 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in millions, except share and per share data)	2015	2014	2015	2014
Sales	$661.1	$735.0	$1,313.3	$1,464.5
Cost of sales	453.6	505.3	892.2	1,017.0

Gross profit	207.5	229.7	421.1	447.5
Costs and expenses:
Selling and administrative expenses	90.2	96.2	178.2	189.1
Product engineering expenses	36.2	41.1	74.6	77.4
Other operating expense, net	0.5	2.0	2.2	6.4

Operating income	80.6	90.4	166.1	174.6
Equity income of unconsolidated joint ventures, net	8.0	5.8	14.6	11.5
Other non-operating (expense)/income, net	(0.9)	(0.5)	1.0	(2.8)
Interest (expense)/income, net	(0.9)	0.1	(1.6)	0.2

Income before income taxes	86.8	95.8	180.1	183.5
Income tax expense	18.5	17.9	37.0	33.7

Net income including noncontrolling interests	68.3	77.9	143.1	149.8
Less: Net income attributable to noncontrolling interests	2.5	2.9	5.4	5.4

Net income attributable to Company	$65.8	$75.0	$137.7	$144.4
Net income per common share:
Basic	$1.13	$1.24	$2.37	$2.37
Diluted	$1.12	$1.23	$2.35	$2.35
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	58,063,388	60,410,581	58,159,649	60,837,176
Diluted	58,493,352	61,041,885	58,663,339	61,516,769

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Amounts in millions)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$488.6	$411.7
Short-term investments	45.0	—
Accounts receivable, less allowance for doubtful accounts: $3.9 in 2015; $4.1 in 2014	489.7	445.6
Inventories:
Finished products	94.5	87.0
Products in process	6.5	7.5
Raw materials	99.9	95.1
Taxes receivable on income	4.0	4.1
Future income tax benefits	18.7	20.8
Guaranteed notes receivable	54.6	52.8
Other current assets	102.2	57.9

Total Current Assets	1,403.7	1,182.5
Property, plant and equipment, less accumulated depreciation	404.9	424.9
Goodwill	390.9	421.0
Long-term future income tax benefits	248.2	268.7
Investments in unconsolidated joint ventures	21.6	19.6
Intangible assets, net	69.3	78.4
Other Assets	56.4	37.6

Total Assets	$2,595.0	$2,432.7

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$3.0	$8.1
Accounts payable	159.3	121.2
Accrued payroll	101.5	103.9
Current portion of warranties	24.8	25.8
Accrued expenses	58.9	58.5
Other accrued liabilities	111.0	100.2

Total Current Liabilities	458.5	417.7
Long-term debt	498.8	307.1
Post-retirement benefits	555.3	595.0
Deferred tax liabilities	123.0	129.2
Long-term income tax liabilities	47.5	48.5
Other liabilities	42.2	46.2

Total Liabilities	1,725.3	1,543.7
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,459,026 in 2015; 77,961,040 in 2014; and shares outstanding: 57,848,394 in 2015; 58,425,873 in 2014	0.8	0.8
Capital surplus	846.2	828.3
Treasury stock, at cost: 20,610,632 shares in 2015; 19,535,167 shares in 2014	(1,372.4)	(1,248.1)
Retained earnings	1,800.9	1,663.3
Accumulated other comprehensive income	(456.7)	(402.7)

Total shareholders’ equity	818.8	841.6
Noncontrolling interests	50.9	47.4

Total Equity	869.7	889.0

Total Liabilities and Equity	$2,595.0	$2,432.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in millions)	2015	2014	2015	2014
Operating Activities
Net income including noncontrolling interest	68.3	77.9	143.1	149.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.8	19.4	36.9	40.8
Amortization of intangibles	5.1	5.9	9.9	8.9
Equity in earnings of unconsolidated joint ventures, net of dividends received	(0.4)	(0.4)	(2.1)	(1.0)
Non-cash stock compensation	3.3	4.3	7.0	7.6
Deferred income tax benefit	—	(1.5)	(0.3)	(0.6)
Post-retirement benefit expense	10.3	8.3	20.9	16.4
Loss on sale of facilities	—	—	0.2	0.2
Changes in assets and liabilities:
Accounts receivable, net	(18.4)	21.7	(68.8)	(38.5)
Inventories	(1.2)	(2.5)	(21.5)	(12.8)
Accounts payable	1.0	(3.6)	45.4	22.5
Other accrued liabilities and taxes	(0.2)	(10.5)	15.7	(2.5)
Other current and long-term assets	(3.3)	2.2	(9.8)	(16.5)
Other long-term liabilities	0.1	3.3	(1.6)	3.7
Post-retirement benefit payments	(4.9)	(7.8)	(10.0)	(15.3)

Net cash provided by operating activities:	$78.5	$116.7	$165.0	$162.7

Investing Activities
Purchases of property, plant and equipment	(24.7)	(24.5)	(37.7)	(44.0)
Investments in capitalized software	(2.9)	(3.4)	(5.8)	(7.1)
Purchases of short-term and other investments	(60.1)	—	(82.5)	—
Cost of preferred stock investment	—	—	(20.0)	—
Acquisitions of businesses, net	—	(1.3)	—	(125.9)

Net cash used by investing activities:	$(87.7)	$(29.2)	$(146.0)	$(177.0)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	523.8	—	577.8	—
Repayments of revolving credit facilities	(385.0)	—	(385.0)	—
Net repayments of short-term debt	(0.4)	80.9	(4.8)	137.2
Purchases of treasury stock	(63.0)	(102.4)	(120.5)	(194.4)
Dividends to noncontrolling interest holders	—	(1.4)	(1.5)	(2.5)
Purchase of subsidiary shares from noncontrolling interest	—	(5.7)	—	(5.7)
Proceeds from exercise of stock options	9.1	0.9	15.9	11.2

Net cash provided / (used) by financing activities:	$84.5	$(27.7)	$81.9	$(54.2)

Effect of exchange rate changes on cash and cash equivalents	9.7	(1.0)	(24.0)	(3.5)
Net increase / (decrease) in cash and cash equivalents	85.0	58.8	76.9	(72.0)
Cash and Equivalents at Beginning of Period	403.6	342.0	411.7	472.8

Cash and Equivalents at End of Period	$488.6	$400.8	$488.6	$400.8

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three months ended June 30, 2015 Data Supplement Sheet (Unaudited)

	Three Months Ended June 30,
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$661.1		$735.0		$(73.9)	-10.1%
Foreign exchange translational effects	121.3		—		121.3

Adjusted Sales	$782.4		$735.0		$47.4	6.4%

Gross Profit
Reported	$207.5	31.4%	$229.7	31.3%	$(22.2)	-9.7%
Streamlining costs	1.0		2.3		(1.3)
Separation costs	0.2		0.1		0.1

Performance Gross Profit	$208.7	31.6%	$232.1	31.6%	$(23.4)	-10.1%
Foreign exchange translational effects	39.7		—		39.7

Adjusted Gross Profit	$248.4	31.7%	$232.1	31.6%	$16.3	7.0%	17 bps

Selling, Administrative, Product Engineering Expenses and Other
Reported	$126.9	19.2%	$139.3	19.0%	$(12.4)	-8.9%
Streamlining costs	(6.2)		(1.7)		(4.5)
Separation costs	(0.9)		(0.9)		—
Indirect tax related costs	(0.6)		—		(0.6)
Acquisition related costs	(2.1)		(2.8)		0.7

Performance Selling, Administrative, Product Engineering Expenses and Other	$117.1	17.7%	$133.9	18.2%	$(16.8)	-12.6%
Foreign exchange translational effects	22.7		—		22.7

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$139.8	17.9%	$133.9	18.2%	$5.9	4.4%	-35 bps

Operating Income
Reported	$80.6	12.2%	$90.4	12.3%	$(9.8)	-10.8%
Streamlining costs	7.2		4.0		3.2
Separation costs	1.1		1.0		0.1
Indirect tax related costs	0.6		—		0.6
Acquisition related costs	2.1		2.8		(0.7)

Performance Operating Income	$91.6	13.9%	$98.2	13.4%	$(6.6)	-6.8%	49 bps
Foreign exchange translational effects	17.0		—		17.0

Adjusted Operating Income	$108.6	13.9%	$98.2	13.4%	$10.4	10.6%	52 bps

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$65.8		$75.0		$(9.2)	-12.3%
Income tax expense	18.5		17.9		0.6
Interest (expense)/income, net	(0.9)		0.1		(1.0)

EBIT	$85.2	12.9%	$92.8	12.6%	$(7.6)	-8.2%	26 bps
Streamlining costs	7.2		4.0		3.2
Separation costs	1.6		1.0		0.6
Indirect tax related costs	0.6		—		0.6
Acquisition related costs	2.1		2.9		(0.8)

Performance EBIT (Earnings Before Interest and Taxes)	$96.7	14.6%	$100.7	13.7%	$(4.0)	-4.0%	92 bps
Pre-Tax Income
EBIT	$85.2		$92.8		$(7.6)
Interest (expense)/income, net	(0.9)		0.1		(1.0)

Pre-Tax Income	$84.3		$92.9		$(8.6)
Streamlining costs	7.2		4.0		3.2
Separation costs	1.6		1.0		0.6
Indirect tax related costs	0.6		—		0.6
Acquisition related costs	2.1		2.9		(0.8)

Performance Pre-Tax Income	$95.8		$100.8		$(5.0)
Tax rate on a performance basis	14.7%		14.1%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$65.8		$75.0		$(9.2)
Streamlining costs, net of tax	5.5		0.4		5.1
Separation costs, net of tax	1.2		0.8		0.4
Indirect tax related costs, net of tax	0.5		—		0.5
Acquisition related costs, net of tax	1.4		1.9		(0.5)
Tax items	7.3		8.5		(1.2)

Performance Net Income Attributable to Company	$81.7		$86.6		$(4.9)

Performance Net Income Attributable to Company per Diluted Common Share	$1.40		$1.42
Common Shares Outstanding - Diluted	58.5		61.0

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ’14	47.4	47.4
Increase in adjusted income from ’14	16.3	10.4

Incremental Income as a % of Sales	34.4%	22.0%
YoY Transactional Foreign Exchange (FX) Impact		(3.3)

Increase in adjusted income from ’14 excluding transactional FX impact		7.1
Incremental income excluding transactional FX as a % of Sales		15.0%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Six months ended June 30, 2015 Data Supplement Sheet (Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$1,313.3		$1,464.5		$(151.2)	-10.3%
Foreign exchange translational effects	226.3		—		226.3

Adjusted Sales	$1,539.6		$1,464.5		$75.1	5.1%

Gross Profit
Reported	$421.1	32.1%	$447.5	30.6%	$(26.4)	-5.9%
Streamlining costs	2.9		5.3		(2.4)
Separation costs	0.4		0.4		—

Performance Gross Profit	$424.4	32.3%	$453.2	30.9%	$(28.8)	-6.4%
Foreign exchange translational effects	77.6		—		77.6

Adjusted Gross Profit	$502.0	32.6%	$453.2	30.9%	$48.8	10.8%	166 bps

Selling, Administrative, Product Engineering Expenses and Other
Reported	$255.0	19.4%	$272.9	18.6%	$(17.9)	-6.6%
Streamlining costs	(6.5)		(2.3)		(4.2)
Separation costs	(1.6)		(1.7)		0.1
Indirect tax related costs	(2.8)		—		(2.8)
Acquisition related costs	(4.7)		(3.8)		(0.9)

Performance Selling, Administrative, Product Engineering Expenses and Other	$239.4	18.2%	$265.1	18.1%	$(25.7)	-9.7%
Foreign exchange translational effects	43.9		—		43.9

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$283.3	18.4%	$265.1	18.1%	$18.2	6.9%	30 bps

Operating Income
Reported	$166.1	12.6%	$174.6	11.9%	$(8.5)	-4.9%
Streamlining costs	9.5		7.6		1.9
Separation costs	2.0		2.1		(0.1)
Indirect tax related costs	2.8		—		2.8
Acquisition related costs	4.7		3.8		0.9

Performance Operating Income	$185.1	14.1%	$188.1	12.8%	$(3.0)	-1.6%	125 bps
Foreign exchange translational effects	33.7		—		33.7

Adjusted Operating Income	$218.8	14.2%	$188.1	12.8%	$30.7	16.3%	137 bps

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$137.7		$144.4		$(6.7)	-4.6%
Income tax expense	37.0		33.7		3.3
Interest (expense)/income, net	(1.6)		0.2		(1.8)

EBIT	$176.3	13.4%	$177.9	12.1%	$(1.6)	-0.9%	128 bps
Streamlining costs	9.5		7.6		1.9
Separation costs	1.1		2.9		(1.8)
Indirect tax related costs	2.8		—		2.8
Acquisition related costs	4.7		5.4		(0.7)

Performance EBIT (Earnings Before Interest and Taxes)	$194.4	14.8%	$193.8	13.2%	$0.6	0.3%	157 bps
Pre-Tax Income
EBIT	$176.3		$177.9		$(1.6)
Interest (expense)/income, net	(1.6)		0.2		(1.8)

Pre-Tax Income	$174.7		$178.1		$(3.4)
Streamlining costs	9.5		7.6		1.9
Separation costs	1.1		2.9		(1.8)
Indirect tax related costs	2.8		—		2.8
Acquisition related costs	4.7		5.4		(0.7)

Performance Pre-Tax Income	$192.8		$194.0		$(1.2)
Tax rate on a performance basis	14.5%		14.5%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$137.7		$144.4		$(6.7)
Streamlining costs, net of tax	7.1		2.9		4.2
Separation costs, net of tax	0.5		2.3		(1.8)
Indirect tax related costs, net of tax	1.9		—		1.9
Acquisition related costs, net of tax	3.1		3.8		(0.7)
Tax items	14.5		12.5		2.0

Performance Net Income Attributable to Company	$164.8		$165.9		$(1.1)

Performance Net Income Attributable to Company per Diluted Common Share	$2.81		$2.70
Common Shares Outstanding - Diluted	58.7		61.5

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from ’14	75.1	75.1
Increase in adjusted income from ’14	48.8	30.7

Incremental Income as a % of Sales	65.0%	40.8%
YoY Transactional Foreign Exchange (FX) Impact		(14.1)

Increase in adjusted income from ’14 excluding transactional FX impact		16.6
Incremental income excluding transactional FX as a % of Sales		22.1%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in millions)	2015	2014	2015	2014
Net Cash Provided by Operating Activities	$78.5	$116.7	$165.0	$162.7
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(27.6)	(27.9)	(43.5)	(51.1)

Free Cash Flow	$50.9	$88.8	$121.5	$111.6

Less: Streamlining & separation payments	(4.9)	(4.0)	(8.7)	(8.7)
Less: Acquisition related payments	(0.3)	(0.7)	(0.4)	(1.2)

Free Cash Flow excluding streamlining, separation & acquisition related payments	$56.1	$93.5	$130.6	$121.5

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2015 Guidance
Operating Income
Reported Operating Income Margin	12.9% - 13.4%
Streamlining cost, impact to margin	0.7%
Separation costs, impact to margin	0.1%
Indirect tax related costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.2%

Performance Operating Income Margin	14.0% - 14.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$283.3 - $297.8
Streamlining cost, net of tax	18.8
Separation costs, net of tax	2.3
Indirect tax related costs, net of tax	2.1
Acquisition related items, net of tax	6.0
Tax items	12.4

Performance Net Income Attributable to Company	$324.8 - $339.3

Reported Net Income Attributable to Company per Diluted Common Share	$4.89 - $5.14
Performance Net Income Attributable to Company per Diluted Common Share	$5.60 - $5.85
Diluted common shares outstanding	~ 58

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.